SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2006

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Effective as of February 7, 2006, Hall & Company (“Hall”) resigned as the Registrant’s independent registered public accounting firm for the year ending December 31, 2005.

The reports by Hall with respect to the Registrant’s financial statements for each of the years ended December 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2003 and 2004, and any subsequent interim period through the date of resignation, January 1, 2005 through February 7, 2006, there were no disagreements between Registrant and Hall on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended December 31, 2003 and 2004, and through the date of this disclosure, Hall did not advise the Company with respect to any matters described in paragraphs (a)(1)(B)(1) through (3) of Item 304 of Regulation S-B.

The Company has provided Hall with a copy of the foregoing disclosure. Attached as an exhibit hereto is a copy of Hall’s letter, dated February 15, 2006, in response to the foregoing disclosure.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(16) Letter from Hall & Company to the Securities and Exchange Commission dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 15, 2006

Bullion River Gold Corp.

By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer